                            UNITED STATES OF AMERICA

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                NOVEMBER 14, 2000

                                 Date of Report
                        (Date of earliest event reported)



                           HUMAN GENOME SCIENCES, INC.
                           ---------------------------

               (Exact Name of Registrant as Specified in Charter)




            DELAWARE                         0-022962                         22-3178468
            --------                         --------                         ----------
 (State or Other Jurisdiction of     (Commission File Number)     (IRS Employer Identification No.)
         Incorporation)





              9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850-3338
            ---------------------------------------------------------
            (Address of Principal Executive Offices)       (ZIP Code)






       Registrant's telephone number, including area code: (301) 309-8504
                                                           --------------



          (Former Name or Former Address, if Changed Since Last Report)

    The undersigned registrant hereby reports the following items related to the Registrant's acquisition of Principia Pharmaceutical Corporation in a transaction accounted for as a purchase. The Registrant filed on September 21, 2000 a Current Report on Form 8-K, which disclosed that the acquisition had been completed. The Registrant indicated in that report its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X, respectively, not later than November 20, 2000 in accordance with Subsection (a) (4) of Item 7 of the General Instructions for the Current Report on Form 8-K. This Amendment to that Current Report is being filed to provide that financial information.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
                                                                                  Page Number
                                                                                  -----------

(a)      Financial Statements of Business Acquired

Report of Independent Public Accountants                                               F-1

Principia Pharmaceutical Corporation Balance Sheet as of December 31, 1999             F-2

Principia Pharmaceutical Corporation Statement of Operations for the Period
From Inception (May 13, 1999) through December 31, 1999                                F-3

Principia Pharmaceutical Corporation Statement of Series A Preferred Stock
and Stockholders' deficit for the Period from Inception (May 13, 1999)
through December 31, 1999                                                              F-4

Principia Pharmaceutical Corporation Statement of Cash Flows
for the Period from Inception (May 13, 1999) through December 31, 1999                 F-5

Notes to the Financial Statements                                                      F-6

(b)     Unaudited Financial Statements of Business Acquired

Principia Pharmaceutical Corporation Balance Sheet as of June 30, 2000                F-13

Principia Pharmaceutical Corporation Statements of Operations for the Three and
Six Months Ended June 30, 2000 and for the period from inception (May 13, 1999)
through June 30, 2000                                                                 F-14

Principia Pharmaceutical Corporation Statements of Cash Flows
for the Six Months Ended June 30, 2000 and for the period from inception
(May 13, 1999) through June 30, 2000                                                  F-15

Notes to the Financial Statements                                                     F-16

(c)     Unaudited Pro Forma Combined Financial Statements                             F-17

Unaudited Pro Forma Combined Balance Sheet as of June 30, 2000                        F-18

Unaudited Pro Forma Combined Statement of Operations for the Year Ended
December 31, 1999                                                                     F-19

Unaudited Pro Forma Combined Statement of Operations for
the Six Month Period Ended June 30, 2000                                              F-20

Notes to Unaudited Pro Forma Combined Financial Statements                            F-21

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits, continued

(d) Exhibits

None

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HUMAN GENOME SCIENCES, INC.



Date: November 14, 2000                    By:  /s/ Steven C. Mayer
                                                ---------------------------
                                                Steven C. Mayer
                                                Senior Vice President and Chief
                                                  Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Principia Pharmaceutical Corporation:

We have audited the accompanying balance sheet of Principia Pharmaceutical Corporation (a Delaware corporation in the development stage) as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from inception (May 13, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Principia Pharmaceutical Corporation as of December 31, 1999 and the results of its operations and its cash flows for the period from inception (May 13, 1999) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.







/s/ Arthur Andersen LLP


Philadelphia, Pa.,
March 17, 2000 (except with respect
     to the matter discussed in
     Note 8 as to which the date
     is April 30, 2000)

                      PRINCIPIA PHARMACEUTICAL CORPORATION
                          (a development-stage company)
                                  BALANCE SHEET
                                DECEMBER 31, 1999

                         ASSETS
                         ------
CURRENT ASSETS:
  Cash and cash equivalents                                                       $ 4,423,609
  Prepaid expenses and other current assets                                            74,380
                                                                                  -----------

        Total current assets                                                        4,497,989

PROPERTY AND EQUIPMENT, net                                                           411,126

OTHER ASSETS                                                                           41,434
                                                                                  -----------

        Total assets                                                              $ 4,950,549
                                                                                  ===========

   LIABILITIES AND STOCKHOLDERS' DEFICIT
   -------------------------------------
CURRENT LIABILITIES:
  Accounts payable                                                                $   457,910
  Accrued compensation                                                                 35,383
  Other accrued expenses                                                               37,659
                                                                                  -----------

        Total liabilities                                                             530,952
                                                                                  -----------

COMMITMENTS (Note 5)

SERIES A CONVERTIBLE PREFERRED STOCK, $0.01 par value, 15,000,000 shares authorized, 6,869,198 shares issued and outstanding (liquidation
    preference $7,393,175)                                                          7,218,950
                                                                                  -----------
STOCKHOLDERS' DEFICIT:
  Common stock, $0.01 par value, 25,000,000 shares
    authorized, 625,000 shares issued and outstanding                                   6,250
  Additional paid-in capital                                                           38,000
  Deficit accumulated during the development stage                                 (2,816,996)
  Deferred compensation                                                               (26,607)
                                                                                  -----------

        Total stockholders' deficit                                                (2,799,353)
                                                                                  -----------

          Total liabilities and stockholders' deficit                             $ 4,950,549
                                                                                  ===========


    The accompanying notes are an integral part of this financial statement.

                      PRINCIPIA PHARMACEUTICAL CORPORATION
                          (a development-stage company)


                             STATEMENT OF OPERATIONS


                                                                              From Inception
                                                                              (May 13, 1999)
                                                                                 through
                                                                               December 31,
                                                                                   1999
                                                                              ---------------
OPERATING EXPENSES:
  Charge for acquired research and development                               $      1,400,000
  Research and development                                                            361,934
  General and administrative                                                          581,183
                                                                             ----------------

        Operating loss                                                             (2,343,117)

INTEREST INCOME                                                                        50,098
                                                                             ----------------

NET LOSS                                                                           (2,293,019)

PREFERRED STOCK DIVIDENDS                                                            (523,977)
                                                                             ----------------

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                                 $     (2,816,996)
                                                                             ================






    The accompanying notes are an integral part of this financial statement.

                      PRINCIPIA PHARMACEUTICAL CORPORATION
                         (a development-stage company)
       Statement of Series A Preferred Stock and Stockholders' Deficit


                                         Series A Preferred Stock
                                         ------------------------
                                           Shares        Amount
                                           --------      ------
Balance at inception (May 13, 1999)               -   $        -

Issuance of restricted stock                      -            -

Sale of Series A Convertible Preferred
  stock                                    5,969,198    5,969,198

Issuance of Series A Convertible
  Preferred stock as partial
  consideration for acquired research
  and development                            900,000      900,000

Expenses incurred in connection with
  sale and issuance of Series A
  Convertible Preferred stock                     -      (174,225)

Dividend on Series A Convertible
  Preferred stock                                 -       523,977

Deferred compensation related to
  restricted stock and stock options              -            -

Amortization of deferred compensation             -            -

Net loss                                          -            -
                                          ----------  -----------

                                           6,869,198  $ 7,218,950
                                          ==========  ===========

                                                                                 Accumulated
                                              Common Stock          Additional    During the                            Total
                                         --------------------        Paid-in     Development           Deferred      Stockholders'
                                            Shares      Amount       Capital        Stage            Compensation      Deficit
                                           --------     -------     ----------   -------------       -------------   ------------
Balance at inception (May 13, 1999)               -   $       -   $        -   $         -         $         -     $         -

Issuance of restricted stock                 625,000       6,250           -             -                   -            6,250

Sale of Series A Convertible Preferred
  stock                                           -           -            -             -                   -               -

Issuance of Series A Convertible
  Preferred stock as partial
  consideration for acquired research
  and development                                 -           -            -             -                   -               -

Expenses incurred in connection with
  sale and issuance of Series A
  Convertible Preferred stock                     -           -            -             -                   -               -

Dividend on Series A Convertible
  Preferred stock                                 -           -            -       (523,977)                 -         (523,977)

Deferred compensation related to
  restricted stock and stock options              -           -        38,000            -              (38,000)             -

Amortization of deferred compensation             -           -            -             -               11,393          11,393

Net loss                                          -           -            -     (2,293,019)                 -       (2,293,019)
                                          ----------  ----------  -----------  -------------        ------------   ------------

                                             625,000  $    6,250  $    38,000  $ (2,816,996)        $   (26,607)   $ (2,799,353)
                                          ==========  ==========  ===========  =============        ============   ============

    The accompanying notes are an integral part of this financial statement.

                      PRINCIPIA PHARMACEUTICAL CORPORATION
                          (a development-stage company)
                             STATEMENT OF CASH FLOWS


                                                                              From Inception
                                                                              (May 13, 1999)
                                                                                 through
                                                                               December 31,
                                                                                  1999
                                                                              --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                   $     (2,293,019)
  Adjustments to reconcile net loss to net cash used in operating activities:
      Acquired research and development                                               900,000
      Amortization of deferred compensation                                            11,393
      Depreciation expense                                                              5,335
      Net (increase) in prepaid expenses and other current assets                     (74,380)
      Net (increase) in other assets                                                  (41,434)
      Net increase in accounts payable and accrued expenses                           291,795
                                                                             ----------------

         Net cash used in operating activities                                     (1,200,310)
                                                                             ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of capital equipment and leasehold improvements                          (177,304)
                                                                             ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of restricted stock                                                6,250
  Proceeds from sale of Convertible Preferred stock                                 5,794,973
                                                                             ----------------
         Net cash provided by financing activities                                  5,801,223
                                                                             ----------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                     $      4,423,609
                                                                             ================


    The accompanying notes are an integral part of this financial statement.

                      PRINCIPIA PHARMACEUTICAL CORPORATION
                          (a development-stage company)
                          NOTES TO FINANCIAL STATEMENTS

1.  BACKGROUND:

Principia Pharmaceutical Corporation ("the Company") was formed in May 1999 and commenced operations in July 1999 upon the completion of its initial capitalization and the acquisition of technology and patent rights related to recombinant albumin fusion protein technology and yeast-based protein secretion technology (see Note 3). These technologies provide the Company with a technology platform to develop sustained activity versions of numerous existing and planned proteins, peptides and single chain antibodies for human therapeutic use.

Since commencing operations, the Company has focused on the development and commercialization of human therapeutic proteins fused to human albumin. The Company has submitted preliminary Investigational New Drug documentation for its two initial products, HA-hGH and HA-INF, which are sustained activity versions of Human Growth Hormone and Alpha Interferon, respectively. The Company plans to commence preliminary safety trials for these initial products in the last quarter of 2000.

The Company has not generated revenue from product sales and has incurred a loss in the period ended December 31, 1999. The Company anticipates incurring additional losses over the next several years and such losses may increase as the Company expands its research and development activities. Substantial funding will be needed to fund operations and to commercially develop product candidates. There is no assurance that such funding will be available when needed. Operations of the Company are subject to certain additional risks and uncertainties, including dependence on its exclusive license for albumin-protein fusion technology, uncertainty of product development, competition from those companies currently marketing and selling protein therapeutics and those companies with other protein delivery technologies as well as other treatment modalities. The Company is also subject to substantial risk related to its relative development and commercialization inexperience, uncertainties regarding patents and proprietary rights, dependence on key personnel and risks related to governmental and reimbursement regulations and approvals.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expense incurred during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Cash equivalents consist of money market accounts at December 31, 1999. Fair value approximates carrying value because of the short maturity of the cash equivalents. All of the Company's cash and cash equivalents were on deposit at one financial institution as of December 31, 1999.

Property and Equipment

Depreciation and amortization are provided using the straight-line method of accounting over the estimated useful lives of the assets, which are generally five years. Leasehold improvements are amortized over the useful life of the asset or the life of the lease, whichever is shorter.

Research and Development

Research and development costs are charged to expense as incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation to it directors and employees using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB No. 25, if the exercise price of the award equals or exceeds the fair value of the underlying stock on the measurement date, no compensation is recognized. The measurement date is the date on which the final number of shares and exercise price are known and is generally the grant date for awards to directors and employees. If the exercise price of the award is below the fair value of the underlying stock on the measurement date, compensation expense is recorded, using the intrinsic value method, and recognized over the vesting period of the award. For the period from inception (May 13, 1999) through December 31, 1999, the Company recorded stock-based compensation expense of $11,200 for the intrinsic value of vested performance-based restricted stock issued to an employee (see Note 6).

The Company accounts for stock-based compensation to non-employees in accordance with Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation." For the period from inception (May 13, 1999) through December 31, 1999, the Company recorded $193 of stock-based compensation expense related to stock option grants to a consultant (see Note 6).

Loss Per Share

Disclosure of loss per share is not meaningful since the impact of the Company's preferred stock is anti-dilutive for the period from inception (May 13, 1999) through December 31, 1999. The Company's outstanding common stock consists of restricted stock, which should be excluded from the calculation of basic earnings per share until the restrictions lapse. At December 31, 1999, there were 140,000 unrestricted shares of common stock.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", under which deferred taxes are required to be classified based on financial statement classification of the related assets and liabilities which give rise to the temporary differences. Deferred taxes result from temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities.

Impairment of Long-lived Assets

In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." If indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the assets to the present value of the expected future cash flows associated with the use of the asset. While the Company's operating cash flows are indicators of impairment, the Company believes that future cash flows to be received from the long-lived assets will exceed the assets' carrying value. Accordingly, the Company has not recognized any impairment losses through December 31, 1999.

3.  ACQUIRED RESEARCH AND DEVELOPMENT:

In July 1999, pursuant to the terms of a License Agreement and a Stock Purchase Agreement (the "Development Agreements"), the Company acquired exclusive worldwide patent rights to recombinant albumin fusion protein technology and a yeast-based protein secretion technology (the "Licensed Technologies") from Aventis Behring, GmbH in exchange for 900,000 shares of Series A Convertible Preferred stock, which had a fair value of $900,000, and cash of $500,000. In connection with the issuance of the Convertible Series A Preferred stock, the Company granted anti-dilution rights whereby the holder will retain a 15% in the Company until such time that the Company has sold at least $8 million of additional equity, as defined. As a result of the sale of Series A Convertible Preferred stock in December 1999, the Company recorded a dividend of $523,977 for the adjustment to the conversion ratio of the shares due to the holders' anti-dilution rights (see Note 6).

In connection with this transaction, Company recorded a $1,400,000 charge for acquired research and development since the acquired patent rights and technology have no alternative future use and are limited to the development of protein-based pharmaceutical products.

Additionally, the Company is obligated to make milestone payments of up to $1,750,000 for products approved by the United States Food and Drug Administration ("FDA") that utilize the Licensed Technologies. The Company is also obligated to make significant royalty payments on future revenues from products that utilize the Licensed Technologies.

4.  PROPERTY AND EQUIPMENT:

                                                              December 31,
                                                                 1999
                                                           ---------------
Laboratory equipment..................................     $      153,618
Office and computer equipment.........................             40,857
Construction in progress..............................            221,986
                                                           --------------

                                                                  416,461
Less- Accumulated depreciation........................             (5,335)
                                                           --------------

                                                           $      411,126
                                                           ==============

5.  COMMITMENTS:

Facility Lease

On October 1, 1999 the Company entered into a five-year lease for office space which expires in December 2004. The following is a summary of the future minimum annual lease payments required under this lease as of December 31, 1999:


2000.......................................................     $ 158,700
2001.......................................................       165,900
2002.......................................................       173,100
2003.......................................................       180,300
2004.......................................................       179,400
                                                                ---------

    Total minimum lease payments                                $ 857,400
                                                                =========


Rent expense for this operating lease, as well as the rent expense for the Company's temporary facility that it occupied prior to its permanent facility, totaled $32,300 for the period from inception (May 13, 1999) through December 31, 1999.

Milestone and Royalty Obligations

As described in Note 3, the Company has entered into Development Agreements pursuant to which it acquired Licensed Technologies. Under the terms of the Development Agreements, the Company is obligated to make certain milestone and future significant royalty payments.

6.  STOCKHOLDERS' EQUITY:

Convertible Preferred Stock

In connection with its initial capitalization in July 1999, the Company sold 3,000,000 shares of Series A Convertible Preferred stock ("Series A") to accredited investors for $1.00 per share. Concurrent with this transaction, the Company issued 900,000 shares of Series A valued at $1.00 per share in connection with the acquisition of the Company's Licensed Technologies described in Note 3.

In December 1999, the Company sold 2,969,198 shares of Series A to accredited investors for $1.00 per share. As a result of this transaction, the Company recorded a dividend of $523,977 for the adjustment to the conversion ratio of the shares issued in connection with the Licensed Technologies due to the anti-dilution protection granted to the holder of those shares (see Note 3).

The Series A is convertible into common stock of the Company at the option of the holder on a 1:1 basis, subject to certain anti-dilution adjustments. At December 31, 1999, the Series A is convertible into 7,393,175 shares of common stock. The Series A automatically converts into common stock upon the closing of an initial public offering, as defined. The holders of Series A are entitled to vote together with the common stockholders as one class. Dividends on the Series A are payable when and if declared by the Board of Directors. No dividends were declared for the period from inception (May 13, 1999) through December 31, 1999. Upon liquidation of the Company, the holders of Series A rank senior to all other classes of stock and are entitled to a liquidation preference of the original purchase price of $1.00 per share, plus any accumulated unpaid dividends. The Series A is redeemable at the option of the holder beginning five years from the original issuance date.

Common Stock

Prior to the sale of the Series A, the Company sold 625,000 shares of restricted stock to its two founders and its Executive Chairman for $.01 per share, which management believes represented the fair value of the Company's common stock on the grant date. These shares are subject to repurchase by the Company at $0.01 per share in the event the holders are no longer employed or retained by the Company.

With respect to 375,000 shares, the Company's repurchase rights lapse over periods ranging from 24 to 36 months. With respect to 250,000 shares, the Company's repurchase rights lapse upon the performance of specific objectives by the holder. For the period from inception (May 13, 1999) through December 31, 1999, the Company recorded deferred compensation of $35,000 for the intrinsic value of the performance-based shares at December 31, 1999. For the period from inception (May 13, 1999) through December 31, 1999, the Company recorded stock-based compensation expense of $11,200 for amortization of deferred compensation related to 80,000 performance-based shares which were earned in 1999. Compensation expense related to the 2 remaining performance-based restricted shares will be measured when the performance objectives have been met.

1999 Equity Compensation Plan

The Company has adopted the 1999 Equity Compensation Plan which reserves for issuance up to 1,475,000 shares of Common stock to employees, directors and consultants of the Company either in the form of stock grants or upon the exercise of stock options. The numbers of shares or options to be granted and option prices are determined by the Company's Board of Directors.

During 1999, options to purchase 188,000 shares of the Common stock were issued to its employees and directors at an exercise price of $0.15 per share, which management believes represented the fair value of the Company's common stock on the grant date. Generally, these options are exercisable ten years from the date of grant and vest over a four-year term. As of December 31, 1999, none of these options were exercisable. As discussed in Note 2, the Company applies APB Opinion No. 25 in accounting for stock options granted to its directors and employees. The Company follows the disclosure requirements of SFAS No. 123, which requires pro forma disclosure of net loss using a fair value-based method of accounting for employee stock option plans. Had compensation expense for stock options been determined based on the fair value at the date of grant, as prescribed under SFAS No. 123, the Company's net loss for the period from inception (May 13, 1999) through December 31, 1999 would not have been materially different based on a 0.0% dividend yield, a weighted average risk-free interest rate of 5.5%, volatility of 0% and an expected life of 5 years.

During 1999, the Company issued an option to purchase 30,000 shares of its common stock to a consultant. The option has a term of 10 years and vests evenly over 16 quarters. In accordance with SFAS No. 123, the Company recorded $3,000 of deferred compensation for the fair value of the option on the grant date, which was calculated using the Black-Scholes option-pricing model assuming a 0.0% dividend yield, a 5.5% risk-free interest rate, volatility of 50% and an expected life of 10 years. For the period from inception (May 13, 1999) through December 31, 1999, the Company recorded stock-based compensation expense of $193 for amortization of deferred compensation related to the options. The fair value of the unvested portion of the option will be re-measured at each reporting period as the options vests.

7.  INCOME TAXES:

At December 31, 1999, the Company had capitalized approximately $563,252 and $1,400,000 of start-up costs and research and development expenses, respectively, for federal income tax purposes and had approximately $375,496 of net operating loss carryforwards that begin to expire in 2019. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of a significant change in ownership interest.

Due to the uncertainty surrounding the realization of the deferred tax asset, the Company has provided a full valuation allowance against this asset.

8.   SUBSEQUENT EVENTS:

In April 2000, the Company entered into a $1,500,000 equipment credit facility. Borrowings under this facility are evidenced by notes that bear interest at the rate of 13.18% and that are payable in equal month principal payments over 42 months and are secured by the related assets. The facility expires in October 2000. The credit facility agreement places certain restrictions on the Company's ability to materially alter its current proportionate ownership structure or enter into certain merger or acquisition agreements, as defined.

9. SUBSEQUENT EVENT TO DATE OF AUDITORS' REPORT (UNAUDITED):

On September 8, 2000, Principia announced that it had agreed to merge with Human Genome Sciences, Inc., in which the shareholders of Principia received approximately 1,582,204 shares of Human Genome Sciences, Inc. common stock in exchange for all of the common and preferred shares of Principia in a business combination to be accounted for as a purchase. The purchase price was approximately $135,100,000.

                      PRINCIPIA PHARMACEUTICAL CORPORATION
                          (a development-stage company)
                                  BALANCE SHEET
                                  JUNE 30, 2000
                                   (Unaudited)

                         ASSETS
                         ------
CURRENT ASSETS:
  Cash and cash equivalents                                                       $ 2,361,303
  Prepaid expenses and other current assets                                           161,088
                                                                                  -----------

        Total current assets                                                        2,522,391

PROPERTY AND EQUIPMENT, net                                                         1,532,733

OTHER ASSETS                                                                           41,434
                                                                                  -----------

          Total assets                                                            $ 4,096,558
                                                                                  ===========
          LIABILITIES AND STOCKHOLDERS' DEFICIT
          -------------------------------------
CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                           $   585,548
  Accrued compensation                                                                 51,900
  Current portion of long-term debt                                                   266,922
                                                                                  -----------

        Total current liabilities                                                     904,370

Long-term debt, net of current portion                                                787,014

Other liabilities                                                                       7,800
                                                                                  -----------

        Total liabilities                                                           1,699,184
                                                                                  -----------

COMMITMENTS

SERIES A CONVERTIBLE PREFERRED STOCK, $0.01 par value, 15,000,000 shares authorized, 6,879,198 shares issued and outstanding (liquidation
    preference $7,415,527)                                                          7,228,950
                                                                                  -----------
STOCKHOLDERS' DEFICIT:
  Common stock, $0.01 par value, 25,000,000 shares
    authorized, 625,000 shares issued and outstanding                                   6,250
  Additional paid-in capital                                                           38,000
  Deficit accumulated during the development stage                                 (4,849,219)
  Deferred compensation                                                               (26,607)
                                                                                  -----------

        Total stockholders' deficit                                                (4,831,576)
                                                                                  -----------

          Total liabilities and stockholders' deficit                             $ 4,096,558
                                                                                  ===========


    The accompanying notes are an integral part of this financial statement.

                      PRINCIPIA PHARMACEUTICAL CORPORATION
                          (a development-stage company)


                            STATEMENTS OF OPERATIONS


                                   (Unaudited)



                                                                                               Period from
                                                        Three Months       Six Months       Inception (May 13,
                                                       Ended June 30,    Ended June 30,     1999) to June 30,
                                                            2000              2000                2000
                                                     ------------------  ---------------    ------------------
OPERATING EXPENSES:
  Charge for acquired research and development       $           -       $          -       $     1,400,000
  Research and development                                    977,687          1,419,872          1,781,806
  General and administrative                                  370,909            682,152          1,263,335
                                                     ----------------    ---------------    ---------------

        Operating loss                                     (1,348,596)        (2,102,024)        (4,445,141)

INTEREST INCOME, NET                                           21,492             69,801            119,899
                                                     ----------------    ---------------    ---------------

NET LOSS                                                   (1,327,104)        (2,032,223)        (4,325,242)


PREFERRED STOCK DIVIDEND                                            -                  -           (523,977)
                                                     ----------------    ---------------    ---------------
NET LOSS ATTRIBUTABLE
TO COMMON SHAREHOLDERS                               $     (1,327,104)    $   (1,327,104)   $    (4,849,219)
                                                     ================    ===============    ===============



   The accompanying notes are an integral part of these financial statements.

                      PRINCIPIA PHARMACEUTICAL CORPORATION
                          (a development-stage company)
                            STATEMENTS OF CASH FLOWS


                                   (Unaudited)

                                                                                                      Period from
                                                                                Six Months         Inception (May 13,
                                                                              Ended June 30,       1999) to June 30,
                                                                                   2000                  2000
                                                                             ----------------      ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                   $     (2,032,223)     $       (4,325,242)
  Adjustments to reconcile net loss to net cash used in operating activities:
      Acquired research and development                                                  -                    900,000
      Amortization of deferred compensation                                              -                     11,393
      Depreciation expense                                                             84,775                  90,110
      Net (increase) decrease in prepaid expenses and other
      current assets                                                                  (86,708)               (202,522)
      Net increase (decrease) in accounts payable and accrued
      expenses                                                                       (131,504)                160,291
      Net increase (decrease) in other liabilities                                      7,800                   7,800
                                                                             ----------------      ------------------

         Net cash used in operating activities                                     (2,157,860)             (3,358,170)
                                                                             ----------------      ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of capital equipment and leasehold improvements                          (968,382)             (1,145,686)
                                                                             ----------------      ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of restricted stock                                                 -                      6,250
  Payments under equipment credit facility                                            (43,033)                (43,033)
  Proceeds from sale of Preferred Series A-1 stock                                     10,000               5,804,973
  Proceeds from equipment credit facility                                           1,096,969               1,096,969
                                                                             ----------------      ------------------
         Net cash provided by financing activities                                  1,063,936               6,865,159
                                                                             ----------------      ------------------

Net decrease in cash and cash equivalents                                          (2,062,306)              2,361,303

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                      4,423,609                    -
                                                                             ----------------      ------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                     $      2,361,303      $        2,361,303
                                                                             ================      ==================


    The accompanying notes are an integral part of these financial statements.

                      PRINCIPIA PHARMACEUTICAL CORPORATION
                          (a development-stage company)
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


1.  INTERIM FINANCIAL STATEMENTS

The accompanying unaudited financial statements of Principia Pharmaceutical Corporation. ("Principia" or the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of the Company's management, the financial statements reflect all adjustments necessary to present fairly the results of operations for the three and six month periods ended June 30, 2000, the Company's financial position at June 30, 2000, and the cash flows for the three and six months period ended June 30, 2000. These adjustments are of a normal recurring nature. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of future financial results. The Company was formed in May, 1999 and commenced operations in July 1999 upon completion of its initial capitalization and the acquisition of technology and patent rights related to recombinant albumin fusion protein technology and yeast-based protein secretion technology; accordingly, there are no results of operations or cash flows for the period from inception (May 13, 1999) through June 30, 1999.

Certain notes and other information have been condensed or omitted from the interim financial statements presented in this Form 8-K/A. These financial statements should be read in conjunction with the Company's 1999 Financial Statements and Footnotes to Financial Statements included herein on this Form 8-K/A.

2. LONG-TERM DEBT

In April 2000, the Company entered into a $1,500,000 equipment credit facility. Borrowings under this facility are evidenced by notes that bear interest at the rate of 13.18% and are payable in equal month principal payments over 42 months and are secured by the related assets. The facility expires in October 2000. The credit facility agreement places certain restrictions on the Company's ability to materially alter its current proportionate ownership structure or enter into certain merger or acquisition agreements, as defined. As of June 30, 2000, the Company had borrowed $1,096,969 against this credit facility. Repayments for the six-month period ending June 30, 2000 amounted to $43,033.

3. SUBSEQUENT EVENT

On September 8, 2000, Principia announced that it had agreed to merge with Human Genome Sciences, Inc., in which the shareholders of Principia received approximately 1,582,204 shares of Human Genome Sciences, Inc. common stock in exchange for all of the common and preferred shares of Principia in a business combination to be accounted for as a purchase. The purchase price was approximately $135,100,000.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined balance sheet gives effect to the acquisition of Principia Pharmaceutical Corporation ("Principia"), completed by Human Genome Sciences, Inc. (the "Company") on September 8, 2000, as if it had occurred on June 30, 2000.

The unaudited pro forma combined statement of operations for the year ended December 31, 1999 gives effect to the acquisition of Principia as if it had occurred on January 1, 1999. The unaudited pro forma combined statement of operations for the six months ended June 30, 2000 gives effect to the acquisition of Principia as if it had occurred on January 1, 2000.

The unaudited pro forma statements exclude the non-recurring $132,173 charge for Purchased In-Process Research and Development recorded in the quarter ended September 30, 2000.

The unaudited pro forma combined balance sheet and statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which the Company believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and do not purport to present the results of operations of the Company had the transaction assumed therein occurred on or as of the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined balance sheet, statements of operations and related notes should be read in conjunction with the consolidated financial statements of the Company filed on its Form 10-K and the financial statements of Principia including the notes thereto.

                         HUMAN GENOME SCIENCES, INC.
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF JUNE 30, 2000
                            (DOLLARS IN THOUSANDS)


                                                Historical         Historical

                                               Human Genome         Principia          Acquisition          Pro Forma

                                              Sciences, Inc.   Pharmaceutical Corp.    Adjustments           Combined
                                              --------------   --------------------    -----------           --------
ASSETS                                              (a)                (b)                 (c)
------
Current assets:

    Cash and cash equivalents ..............         $ 258,967            $ 2,361      $     -0-            $ 261,328

    Short-term investments..................           582,467                -0-            -0-              582,467

    Prepaid expenses and other current
    assets..................................            19,229                161            -0-               19,390
                                             ------------------ ------------------ --------------      ---------------
        Total current assets................           860,663              2,522            -0-              863,185

Long-term investments.......................           107,200                -0-            -0-              107,200

Property, plant and equipment (net of
accumulated depreciation)...................            29,723              1,533            -0-               31,256

Restricted investments......................            11,960                -0-            -0-               11,960

Other assets................................            37,325                 42            500 (d)           37,867
                                             ------------------ ------------------ --------------      ---------------
        TOTAL ASSETS........................       $ 1,046,871            $ 4,097       $    500           $1,051,468
                                             ================== ================== ==============      ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:

    Current portion of long-term debt.......            $  444             $  267      $     -0-             $    711

    Accounts payable and accrued expenses...            15,631                586            303 (e)           16,520

    Accrued payroll and related taxes.......            11,170                 52            -0-               11,222

    Deferred revenues.......................             3,568                -0-            -0-                3,568
                                             ------------------ ------------------ --------------      ---------------
        Total current liabilities...........            30,813                905            303               32,021

Long-term debt, net of current portion......           532,951                787            -0-              533,738

Deferred revenues...........................            16,691                -0-            -0-               16,691

Other liabilities...........................               482                  8            -0-                  490
                                             ------------------ ------------------ --------------      ---------------
        Total liabilities...................           580,937              1,700            303              582,940
                                             ------------------ ------------------ --------------      ---------------

Series A Convertible Preferred Stock........               -0-              7,229        (7,229) (f)              -0-
                                             ------------------ ------------------ --------------      ---------------

Stockholders' Equity/(deficit):

      Common stock..........................             1,097                  6             10 (f)            1,113

      Additional paid-in capital............           638,894                 38        134,713 (f)          773,645

      Unearned portion of compensatory
        stock options.......................             (239)               (27)             27 (f)             (239)

      Retained earnings (deficit)...........         (198,764)            (4,849)      (127,324) (g)         (330,937)

      Accumulated other comprehensive
        income (loss).......................            24,946                -0-            -0-               24,946
                                             ------------------ ------------------ --------------      ---------------

        Total stockholders' equity..........           465,934            (4,832)          7,426              468,528
                                             ------------------ ------------------ --------------      ---------------

        TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY                                      $1,046,871            $ 4,097        $   500          $ 1,051,468
                                             ================== ================== ==============      ===============


                           HUMAN GENOME SCIENCES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
         (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

                                                                           Historical

                                                          Historical        Principia

                                                         Human Genome    Pharmaceutical    Acquisition       Pro Forma

                                                        Sciences, Inc.    Corporation      Adjustments        Combined
                                                        --------------    -----------      -----------        --------
                                                             (h)             (i)              (c)
Revenue - research and development collaborative
contracts:

         Third parties.....................              $     18,348     $       -0-      $      -0-       $     18,348

         Related parties...................                     6,176             -0-             -0-              6,176
                                                         --------------  --------------    ------------    ---------------
                    Total revenues.........                    24,524             -0-             -0-             24,524
                                                         --------------  --------------    ------------    ---------------

Costs and expenses:

    Research and development...............                    60,607             362             125 (j)         61,094

    Charge for acquired research and
    development............................                       -0-           1,400             -0-              1,400

    General and administrative.............                    14,838             581             -0-             15,419
                                                         --------------  --------------    ------------    ---------------
           Total costs and expenses........                    75,445           2,343             125             77,913
                                                         --------------  --------------    ------------    ---------------

Income (loss) from operations..............                   (50,921)         (2,343)           (125)           (53,389)

Interest income............................                    13,307              50             -0-             13,357

Interest expense...........................                    (4,330)            -0-             -0-             (4,330)
                                                         --------------  --------------    ------------    ---------------

Income (loss) before taxes.................                   (41,944)         (2,293)           (125)           (44,362)

Provision for income taxes:

    Current................................                       225             -0-             -0-                225
                                                         --------------  --------------    ------------    ---------------
Net income (loss)..........................              $    (42,169)    $    (2,293)     $     (125)      $    (44,587)
                                                         ==============  ==============    ============    ===============

Net income (loss) per share, basic and
diluted (k)................................              $      (0.46)                                      $      (0.48)
                                                         ==============                                    ===============

Weighted average shares outstanding, basic
and diluted (k)............................                92,051,988                                         93,634,192
                                                         ==============                                    ===============

                           HUMAN GENOME SCIENCES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
         (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)


                                                               Historical

                                                Historical     Principia

                                               Human Genome  Pharmaceutical  Acquisition        Pro Forma

                                              Sciences, Inc.  Corporation    Adjustments        Combined
                                              --------------  -----------    -----------        --------

                                                   (l)           (m)            (c)

Revenue - research and development
collaborative contracts......................


         Third parties....................... $    12,000   $       -0-     $       -0-      $     12,000

         Related parties.....................       1,284           -0-             -0-             1,284
                                              -----------   --------------  --------------   ------------

                 Total revenue...............      13,284           -0-             -0-            13,284
                                              -----------   --------------  --------------   ------------

Costs and expenses:

          Research and development...........      41,237         1,420              63 (n)        42,720

          General and administrative.........      12,520           682             -0-            13,202
                                              -----------   --------------  --------------   ------------
              Total costs and expenses.......      53,757         2,102              63            55,922
                                              -----------   --------------  --------------   ------------


Income (loss) from operations................     (40,473)       (2,102)            (63)          (42,638)


Interest income..............................      23,015            82             -0-            23,097

Interest expense.............................      (9,390)          (12)            -0-            (9,402)

Debt conversion expenses.....................     (50,818)          -0-             -0-           (50,818)
                                              -----------   --------------  --------------   ------------

Income (loss) before taxes...................     (77,666)       (2,032)            (63)          (79,761)



Provision for income taxes:

    Current..................................         225           -0-             -0-               225
                                              -----------   --------------  --------------   ------------

Net income (loss) ........................... $   (77,891)  $    (2,032)     $      (63)     $    (79,986)
                                              ===========   ==============  ==============   ============

Basic and diluted net income (loss) per
share (k).................................... $     (0.73)                                   $      (0.74)
                                              ===========                                    ============

Weighted average shares outstanding, basic
and diluted (k).............................. 106,150,628                                     107,732,832
                                              ===========                                    ============

                           HUMAN GENOME SCIENCES, INC.
                    NOTES TO THE UNAUDITED PRO FORMA COMBINED
                   FINANCIAL STATEMENTS (DOLLARS IN THOUSANDS,
                        EXCEPT SHARE AND PER SHARE DATA)

NOTE 1. PRO FORMA ADJUSTMENTS FOR ACQUISITION OF PRINCIPIA PHARMACEUTICAL CORPORATION

All share and per share data pertaining to Human Genome Sciences, Inc. contained in the Combined Unaudited Pro Forma Financial Statements or Notes thereto have been restated to reflect two two-for-one stock splits paid in the form of a stock dividend on January 28, 2000 and October 5, 2000.

(a)     Balance Sheet of Human Genome Sciences, Inc. as of June 30, 2000.

(b)     Balance Sheet of Principia Pharmaceutical Corporation as of June 30,
        2000.

(c) Represents adjustments for the Principia Pharmaceutical Corporation acquisition based on a purchase price of approximately $135,071 through the issuance of 1,582,204 shares of Human Genome Science Inc.'s Common Stock. The 1,582,204 shares of the Company's Common Stock were recorded at $82.23 per share, which represents the closing market price of Human Genome Science's Common Stock on September 8, 2000. The purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on the estimated fair values of the assets acquired and the liabilities assumed, to Purchased In-Process Research and Development and to Other Assets, representing the amount of the purchase price allocated to intangible assets. In addition, the Company has issued 49,364 options to purchase Common Stock at a weighted average exercise price of $0.91 per share related to options previously granted to employees of Principia Pharmaceutical Corporation and issued a warrant to an equipment finance company to purchase 7,874 shares of the Company's Common Stock at an exercise price of $5.58 per share related to a warrant previously granted by Principia. Human Genome Sciences, Inc. has recorded these options and warrants in accordance with the intrinsic value method of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation. The purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on the estimated fair values of the assets acquired and the liabilities assumed, to Purchased In-Process Research and Development and to Assembled Workforce.

(d) Represents amount of purchase price allocated to the Principia Pharmaceutical Corporation Assembled Workforce. This intangible asset will be amortized on a straight-line basis over four years.

(e) Represents estimated legal, accounting, and other costs related to the Principia acquisition.

(f) Represents the elimination of Principia's stockholders' equity accounts, and the issuance of 1,582,204 shares of the Company's Common Stock valued at a price of $82.23 per share.

(g) Represents the charge for Purchased In-Process Research & Development of $132,173 and the elimination of Principia's accumulated deficit of $4,849. This charge was recorded in the quarter ended September 30, 2000, but is not included in the accompanying unaudited pro forma statements of operations since the Company believes it is a non-recurring item.

(h) Statement of Operations for Human Genome Sciences, Inc. for the year ended December 31, 1999.

NOTE 1. PRO FORMA ADJUSTMENTS FOR ACQUISITION OF PRINCIPIA PHARMACEUTICAL CORPORATION (CONTINUED)

(i) Statement of Operations for Principia Pharmaceutical Corporation for the period from inception (May 13, 1999) through December 31, 1999.

(j) Represents amortization expense of $125 related to the Assembled Workforce acquired in the Principia acquisition.

(k) For the pro forma combined net loss per share (basic) and the weighted average shares outstanding calculation, 1,582,204 shares of Common Stock have been included as if the acquisition occurred on January 1, 1999 and January 1, 2000 for the pro forma unaudited financial statements for the year ended December 31, 1999 and for the six months ended June 30, 2000, respectively. The 49,364 options to purchase Common Stock and the 7,874 warrants to purchase Common Stock, discussed above, have been excluded from the weighted average shares outstanding calculation because the effect of their inclusion would be antidilutive due to the pro forma combined net loss.

(l) Statement of Operations for Human Genome Sciences, Inc. for the six months ended June 30, 2000.

(m) Statement of Operations for Principia Pharmaceutical Corporation for the six months ended June 30, 2000.

(n) Represents amortization expense of $63 related to the intangible asset acquired in the Principia acquisition.

NOTE 2. NEW SEC INTERPRETATIONS

In December 1999, the SEC issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements," which provides guidance related to revenue recognition. The SEC delayed the required effective date of SAB 101 until the fourth fiscal quarter of fiscal years beginning after December 15, 1999, which is the Company's fourth quarter of 2000. SAB 101 requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with APB Opinion No. 20, "Accounting Changes."

Historically the Company has recognized non-refundable license fees, research payments, additional payments and milestone payments in connection with collaboration agreements when the revenue is earned in accordance with the applicable performance requirements and/or contractual terms. This revenue recognition policy was applicable to certain agreements the Company entered into with Schering-Plough, Sanofi-Synthelabo and Merck KgaA during 1996. The Company has recognized revenue under these agreements when it had performed all significant obligations and the customer was obligated to pay. The Company generally considered any remaining performance obligations, such as maintaining access to its genomic databases, as insignificant. However, SAB 101 provides guidance that indicates revenue recognition over the collaboration term is generally the preferred treatment for all fees, regardless of the significance of remaining performance obligations.

The Company is currently in the process of evaluating the impact SAB 101 will have on its financial position and results of operations. Based upon the proposed implementation schedule of SAB 101, the Company has preliminarily determined that it will record a cumulative effect of a change in accounting principle of between $8.0 million and $13.0 million as a charge to earnings during the fourth quarter of 2000. The Company expects to recognize an equivalent amount as revenue over the remaining term of the applicable agreements, which will be during the first and second quarters of 2001.